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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1999 relating to the financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial and Operating Data" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 29, 1999